News Release

PolyOne Announces Third-Quarter 2007 Results

•	Non-vinyl business operating income more than doubles, reflecting solid specialization strategy execution

•	International Color and Engineered Materials segment delivers double-digit sales and earnings growth

•	Weak residential construction demand significantly lowers Vinyl Business sales and earnings compared with third quarter 2006

•	Net special charge of $10.5 million recorded in the quarter

CLEVELAND - October 30, 2007 - PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and solutions, today reported unaudited results for the third quarter ended September 30, 2007 and for the first nine months of 2007.

The Company reported that third-quarter consolidated sales of $664.8 million were generally comparable with sales of $666.2 million for the third quarter of 2006, despite a significant slowdown in building and residential construction that negatively affected the Company’s Vinyl Business. PolyOne reported net income of $2.3 million or $0.02 per diluted share for the third quarter of 2007 versus net income of $19.6 million or $0.21 per diluted share for the third quarter of 2006. Included in the 2007 results were net special charges that equate to $0.12 per share. Adjusting for special items, (See Attachment 5) the Company earned $0.14 per diluted share for the third quarter of 2007.

“We are pleased with delivering $0.14 per share before special items, given the difficult marketplace environment experienced during the third quarter,” said Stephen D. Newlin, chairman, president and chief executive officer. “For the third quarter of 2007, operating income for our non-vinyl businesses increased 116% compared to the same period a year ago. Operating income for segments reported within ‘All Other’ meaningfully improved to $5.4 million in the third quarter 2007 compared with a loss of $1.5 million last year. These are positive signs that we are delivering value-creating solutions for our customers.”

“Our third quarter results provide strong evidence that our specialization strategy is working,” Newlin concluded.

Fourth-quarter 2007 Outlook
PolyOne anticipates that the fourth quarter global operating environment will reflect seasonal slowing in most markets, as well as further weakness in North American residential construction. Total Company sales are expected to increase between 5% and 7% for the fourth quarter compared to the same period a year ago. Year-over-year aggregate non-vinyl business revenue for the fourth quarter is expected to grow between 7% and 10%. Vinyl Business sales are expected to decline 3% to 5% compared with the same period a year ago. Non-vinyl business gross margin is projected to increase on a year-over-year basis; however, the challenging economic conditions confronting the Vinyl Business are expected to result in lower total Company gross margin compared with the fourth quarter of 2006.

Within the Resin and Intermediates segment, PolyOne anticipates that chlor-alkali margins will remain relatively strong and that earnings will increase moderately compared with fourth-quarter 2006 levels.

Third-quarter 2007 Earnings Release and Conference Call
PolyOne will host a conference call at 9:00 a.m. Eastern time on Tuesday, October 30, 2007. The conference dial-in number is 800-901-5218 (domestic) or 617-786-4511 (international), passcode 55390604, conference topic: Third-quarter 2007 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 23235125. The call will be broadcast live and then be available via replay until Tuesday, November 13, 2007, on the Company’s Web site at www.polyone.com.

About PolyOne
PolyOne Corporation, with 2006 annual revenues of $2.6 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered in northeast Ohio, PolyOne has operations in North America, South America, Europe, Asia and Australia, and joint ventures in North America and South America. See www.polyone.com for additional information on PolyOne.

Investor Contact:	W. David Wilson Senior Vice President & Chief Financial Officer 440-930-3204

Media Contact:	John Daggett Director of Corporate Communications 440-930-3162

Use of Non-GAAP Financial Measures

This earnings release includes the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures are: operating cash flow, operating income (loss) before special items and per share impact of special items, operating income excluding the Vinyl Business segment; gross margin as adjusted; and gross margin as adjusted excluding the Vinyl Business segment. The most directly comparable GAAP financial measures are: net cash provided (used) by operating activities, operating income (loss) and income (loss) per share and gross margin.

PolyOne’s chief operating decision makers use these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources. In addition, operating income before special items and operating cash flow are components of various PolyOne annual and long-term employee incentive plans.

Tables included in this news release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure (Attachments 7& 8) and provide detail about special items (Attachment 5). Also attached are certain financial schedules and a summary of unaudited segment results.

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

•
the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;

•
changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;

•	production outages or material costs associated with scheduled or unscheduled maintenance programs;

•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;

•
unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;

•	an inability to raise or sustain prices for products or services;

•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;

•	any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier’s products to customers; and

•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #102907)

Attachment 1
Supplemental Information

Third Quarter Summary of Consolidated Operating Results (Unaudited)
(In millions, except per share data)

	3Q07	3Q06	2Q07
Operating results:
Sales	$664.8	$666.2	$688.8

Net income (loss)	2.3	19.6	(5.4)

Earnings (loss) per common share:
Basic and diluted earnings (loss) per share	$0.02	$0.21	$(0.06)

¹Total per share impact of special items after tax:	$(0.12)	$0.02	$(0.16)

(1) “Special items” is a non-GAAP financial measure. A discussion is at the end of this release regarding the use of non-GAAP financial measures. A definition and a list of “special items” appear in Attachment 5.

Attachment 2

PolyOne Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Sales	$664.8	$666.2	$2,011.4	$2,027.2
Operating costs and expenses:
Cost of sales	623.0	594.1	1,780.8	1,765.9
Selling and administrative	63.0	51.5	189.2	150.8
Depreciation and amortization	14.1	14.2	42.7	42.8
Income from equity affiliates and minority interest	11.7	30.0	16.6	100.3
Operating income (loss)	(23.6)	36.4	15.3	168.0
Interest expense	(11.9)	(16.2)	(43.2)	(49.6)
Interest income	1.6	1.1	3.4	2.4
Premium on early extinguishment of long-term debt	(7.5)	-	(12.8)	(1.2)
Other expense, net	(1.8)	(0.2)	(4.5)	(2.9)
Income (loss) before income taxes and discontinued operations	(43.2)	21.1	(41.8)	116.7
Income tax benefit (expense)	45.5	(1.5)	46.1	(5.6)
Income before discontinued operations	2.3	19.6	4.3	111.1
Loss from discontinued operations, net of income taxes	-	-	-	(2.1)
Net income	$2.3	$19.6	$4.3	$109.0

Earnings (loss) per common share:
Basic and diluted earnings (loss):
Before discontinued operations	$0.02	$0.21	$0.05	$1.20
Discontinued operations	-	-	-	(0.02)
Basic and diluted earnings per share	$0.02	$0.21	$0.05	$1.18

Weighted average shares used to compute earnings per share:
Basic	92.8	92.5	92.7	92.3
Diluted	93.3	93.0	93.1	92.7

Dividends declared per share of common stock	$-	$-	$-	$-

Equity earnings recorded by PolyOne
SunBelt	$12.6	$12.8	$30.6	$39.1
OxyVinyls	-	15.8	0.9	56.9
Other equity affiliates	0.7	1.6	2.8	5.0
Impairment of OxyVinyls investment	-	-	(15.9)	-
Write-down of certain assets of Geon/Polimeros Andinos	(1.6)	-	(1.6)	-
Minority interest	-	(0.2)	(0.2)	(0.7)
Income from equity affiliates and minority interest	$11.7	$30.0	$16.6	$100.3

Attachment 3

PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

Assets	September 30, 2007	December 31, 2006
Current assets:
Cash and cash equivalents	$56.2	$66.2
Accounts receivable, net	382.4	316.4
Inventories	257.7	240.8
Deferred income tax assets	18.2	18.1
Other current assets	26.6	27.8
Total current assets	741.1	669.3
Property, net	451.2	442.4
Investment in equity affiliates	22.0	287.2
Goodwill	287.0	287.0
Other intangible assets, net	7.2	9.4
Deferred income tax assets	72.2	21.1
Other non-current assets	60.1	64.4
Total assets	$1,640.8	$1,780.8

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term bank debt	$5.8	$5.2
Accounts payable	299.0	221.0
Accrued expenses	108.8	93.1
Current portion of long-term debt	22.2	22.5
Total current liabilities	435.8	341.8
Long-term debt	307.5	567.7
Post-retirement benefits other than pensions	83.0	83.6
Other non-current liabilities, including pensions	195.9	200.5
Minority interest in consolidated subsidiaries	─	5.5
Total liabilities	1,022.2	1,199.1
Shareholders’ equity	618.6	581.7
Total liabilities and shareholders’ equity	$1,640.8	$1,780.8

Attachment 4

PolyOne Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating Activities
Net income	$2.3	$19.6	$4.3	$109.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.1	14.2	42.7	42.8
Loss on disposition of discontinued business and plant phase-out charge	-	-	-	2.3
Charges for environmental remediation at inactive sites	30.0	5.9	31.9	1.8
Cash (payments) receipts for environmental remediation at inactive sites, net of insurance	(1.7)	(2.2)	(4.6)	2.7
Provision (benefit) for deferred income taxes	(46.8)	-	(52.2)	0.5
Premium on early extinguishment of long term debt	7.5	-	12.8	1.2
Companies carried at equity and minority interest:
Impairment of investment in equity affiliate	-	-	15.9	-
Income from equity affiliates and minority interest	(11.7)	(29.8)	(32.5)	(100.3)
Dividends and distributions received	14.4	32.0	24.2	74.2
Change in assets and liabilities:
Accounts receivable	18.8	14.7	(52.0)	(28.7)
Inventories	8.0	(20.0)	(9.0)	(36.4)
Accounts payable	(11.1)	(1.1)	68.7	30.6
Decrease in sale of accounts receivable	(89.2)	-	-	(7.9)
Accrued expenses and other	8.2	12.4	(5.6)	3.2
Net cash used by discontinued operations	-	-	-	(0.1)
Net cash (used) provided by operating activities	(57.2)	45.7	44.6	94.9

Investing Activities
Capital expenditures	(14.8)	(10.8)	(36.7)	(26.3)
Acquisition of minority interest in consolidated subsidiary	(11.0)	-	(11.0)	-
Proceeds from sale of assets	-	-	4.0	7.2
Proceeds from sale of investment in equity affiliate	260.5	-	260.5	-
Proceeds from sale of discontinued business, net	-	-	-	17.3
Net cash used by discontinued operations	-	-	-	(0.2)
Net cash provided (used) by investing activities	234.7	(10.8)	216.8	(2.0)

Financing Activities
Change in short-term debt	(17.7)	(0.6)	(0.2)	(3.0)
Repayment of long-term debt	(142.0)	-	(263.4)	(15.7)
Premium on early extinguishment of long-term debt	(7.5)	-	(12.8)	(1.2)
Proceeds from exercise of stock options	0.2	0.1	0.9	2.8
Net cash used by financing activities	(167.0)	(0.5)	(275.5)	(17.1)

Effect of exchange rate changes on cash	1.7	(0.1)	4.1	0.7
Increase (decrease) in cash and cash equivalents	12.2	34.3	(10.0)	76.5
Cash and cash equivalents at beginning of period	44.0	75.0	66.2	32.8
Cash and cash equivalents at end of period	$56.2	$109.3	$56.2	$109.3

Attachment 5

Summary of Special Items (Unaudited)
(In millions, except per share data)

“Special items” include charges related to specific strategic initiatives such as: the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; settlement of legal issues and related reserves; gains and losses on the divestiture of joint ventures and equity investments; adjustments to reflect a tax benefit on domestic losses; and deferred tax valuation allowances on domestic operating income.

Special items	3Q07	3Q06	2Q07

Employee separation and plant phaseout costs (1)	$(1.5)	$0.3	$(0.7)
Write-down of certain assets of equity affiliates (2)	(1.6)	─	─
Impairment of former investment in OxyVinyls (3)	─	─	(15.9)
Impairment of intangibles and other investments (4)	(2.5)	(0.1)	─
Future environmental remediation costs at inactive and formerly owned sites (5)	(30.0)	(5.9)	(0.9)
Reimbursement to Goodrich Corp. of environmental costs related to Calvert City (6)	(15.6)	─	─
Settlement of legal issues and related reserves	(2.4)	─	─
Impact on operating income (loss)	(53.6)	(5.7)	(17.5)

Deferred note issuance cost write-off	(1.6)	─	(1.2)
Premium on early extinguishment of debt	(7.5)	─	(5.3)
Impact on income (loss) continuing operations	(62.7)	(5.7)	(24.0)

Income tax benefit on above items	21.7	2.2	8.7
Tax allowance (7)	─	5.1	─
Reversal of deferred tax liability associated with sale of equity affiliate	31.5	─	─
Adjustment to foreign income tax contingency and related interest	(1.0)	─	─
Impact on net income (loss) from continuing operations	$(10.5)	$1.6	$(15.3)

Per diluted share impact	$(0.12)	$0.02	$(0.16)

Explanations:
1.
Severance, employee outplacement, external outplacement consulting, lease termination, facility closing costs and the write-down of the carrying value of plant and equipment resulting from restructuring initiatives and executive separation agreements.

2.	Non-cash write-down of certain inventory, receivables and intangible assets of our equity affiliate in Columbia.
3.	Non-cash impairment charge to adjust the carrying value of our former equity investment in OxyVinyls to fair market value.
4.	Impairment of the carrying value of certain intangibles and other investments.
5.
Environmental remediation costs for facilities either no longer owned or closed in prior years. Included in 3Q 07 is a $28.8 million charge ($15.2 million after tax) as disclosed on the Company’s Form 8K which was filed on October 5, 2007.

6.	Remediation costs and certain legal costs related to the Calvert City, Kentucky facility.
7.	Tax allowance to adjust net U.S. deferred income tax assets resulting from operating loss carry-forwards.

Attachment 6

Business Segment Operations (Unaudited)
(In millions)

Senior management uses operating income before the effect of “special items” to assess performance and allocate resources because senior management believes that this measure is useful in understanding current profitability levels and how current levels may serve as a base for future performance. In addition, operating income before the effect of “special items” is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations.

Business Segments	3Q07	2Q07	1Q07	4Q06	3Q06

Sales:
Vinyl Business	$214.0	$229.0	$209.1	$192.2	$243.8
International Color and Engineered Materials	152.8	155.9	149.7	133.1	134.2
PolyOne Distribution	185.8	190.1	184.4	166.9	182.1
All Other	150.9	155.9	155.5	138.8	152.6
Corporate and eliminations	(38.7)	(42.1)	(40.9)	(35.8)	(46.5)
Sales	$664.8	$688.8	$657.8	$595.2	$666.2

Operating income (loss):
Vinyl Business	$10.2	$15.4	$18.9	$10.6	$13.3
International Color and Engineered Materials	6.8	8.4	6.5	3.3	5.3
PolyOne Distribution	5.3	6.5	4.6	3.6	4.3
Resin and Intermediates	11.2	12.0	4.3	9.6	27.9
All Other	5.4	4.9	1.5	(2.4)	(1.5)
Corporate and eliminations	(62.5)	(34.8)	(9.3)	(2.3)	(12.9)
Operating income (loss)	$(23.6)	$12.4	$26.5	$22.4	$36.4

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

(In millions)	3Q07	3Q06	2Q07

Operating income before special items	$30.0	$42.1	$29.9
Special items in continuing operations, before tax	(53.6)	(5.7)	(17.5)
Operating (loss) income	$(23.6)	$36.4	$12.4

Income per share before impact of special items	$0.14	$0.19	$0.10
Per share impact of special items, after tax	(0.12)	0.02	(0.16)
Diluted (loss) income per share	$0.02	$0.21	$(0.06)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Condensed Consolidated Statement of Cash Flows	2007	2006	2007	2006

Net cash (used) provided by operating activities	$(57.2)	$45.7	$44.6	$94.9
Net cash provided (used) by investing activities	234.7	(10.8)	216.8	(2.0)
Decrease in sale of accounts receivable	89.2	-	-	7.9
Premium on early extinguishment of long-term debt	(7.5)	-	(12.8)	(1.2)
Other financing activities	0.5	(0.5)	(0.5)	1.8
Effect of exchange rate changes on cash	1.7	(0.1)	4.1	0.7
Increase in borrowed debt less cash and cash equivalents	261.4	34.3	252.2	102.1

Less proceeds from sale of discontinued business, net of note receivable	-	-	-	(17.3)
Less proceeds from sale of equity investment in OxyVinyls	(260.5)	-	(260.5)	-
Plus acquisition of minority interest in consolidated subsidiary	11.0	-	11.0	-
Less proceeds from exercise of stock options	(0.2)	(0.1)	(0.9)	(2.8)
Operating cash flow	$11.7	$34.2	$1.8	$82.0

Attachment 8

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Gross margin, as adjusted and non-Vinyl Business sales and gross margin, as adjusted defined

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

(Dollars in millions)

Gross margin to gross margin, as adjusted (Consolidated PolyOne)	3Q07	3Q07	2Q07
Sales	$664.8	$666.2	$688.8

Cost of sales	623.0	594.1	594.1
Depreciation and amortization expense related to cost of sales activities	11.2	10.3	11.1
Environmental remediation related costs	(45.6)	(5.9)	(0.9)
Gross margin	76.2	67.7	84.5
Other adjustments	0.8	1.7	0.2
Gross margin, as adjusted	$77.0	$69.4	$84.7

Gross margin, as adjusted as a percent of sales	11.6%	10.4%	12.3%

Definition of non-Vinyl Business gross margin, as adjusted	3Q07	3Q06	2Q07
Gross margin, as adjusted (Consolidated PolyOne)	$77.0	$69.4	$84.7

Vinyl Business operating income	10.2	13.3	15.4
Selling and administrative costs	7.5	8.7	8.6
Loss (income) from equity affiliates and minority interest	(0.1)	─	(0.2)
LIFO / FIFO inventory costs and profit in inventory eliminations	1.2	(2.0)	(1.8)
Vinyl Business gross margin as adjusted	18.8	20.0	22.0
Non-Vinyl Business gross margin, as adjusted	$58.2	$49.4	$62.7

Non-Vinyl Business gross margin, as adjusted as a percent of sales	12.1%	10.8%	12.7%

Definition of non-Vinyl Business sales	3Q07	3Q06	2Q07
Sales (Consolidated PolyOne)	$664.8	$666.2	$688.8
Vinyl Business sales	(214.0)	(243.8)	(229.0)
	450.8	422.4	459.8
Inter-company elimination	30.2	36.6	33.0
Non-Vinyl Business sales	$481.0	$459.0	$492.8

Senior management uses gross margins, as adjusted as a key metric to assess the performance of our operating segments in comparison to the targets established in the long-term strategic plan developed by each of the operating segments. Senior management believes that this measure is useful in evaluating current profitability levels, how current levels may serve as a base for future performance and assess the progress of each operating segment in achieving its strategic initiatives.